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                                                                EXHIBIT 99(d)(i)

                         GENERAL MOTORS CAPITAL TRUST D
                             OFFER TO EXCHANGE ITS
       % TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)"), SERIES D
         (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND GUARANTEED
    TO THE EXTENT SET FORTH IN THE PROSPECTUS BY GENERAL MOTORS CORPORATION)

                     FOR UP TO 5,462,917 DEPOSITARY SHARES,
                   EACH REPRESENTING ONE-FOURTH OF A SHARE OF
                        SERIES D 7.92% PREFERENCE STOCK
                               (CUSIP 370442857)

                                       OF

                           GENERAL MOTORS CORPORATION
                    THE SERIES D OFFER AND WITHDRAWAL RIGHTS
 WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON         ,              , 1997,
                                UNLESS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Prospectus dated               ,
1997 (as amended or supplemented and including all documents incorporated therein by reference, the "Prospectus") and the Letter of Transmittal relating to the Series D 7.92% Depositary Shares (which, together with the Prospectus, constitutes the "Series D Offer") in connection with the offer by General Motors Capital Trust D, a Delaware statutory business trust (the "Series D Trust"), to
exchange its   % Trust Originated Preferred Securities(SM) ("TOPrS(SM)"), Series
D (the "Series D Preferred Securities"), for up to 5,462,917 depositary shares (the "Series D 7.92% Depositary Shares"), each representing one-fourth of a share of Series D 7.92% Preference Stock of General Motors Corporation, a Delaware corporation ("General Motors"), not owned by General Motors, that are validly tendered and accepted for exchange pursuant to the Series D Offer. In connection with the Series D Offer, General Motors will deposit into the Trust
as trust assets its   % Junior Subordinated Deferrable Interest Debentures,
Series D, due 2012, as set forth in the Prospectus.

     Pursuant to the Series D Offer, exchanges will be made on the basis of one Series D Preferred Security for each Series D 7.92% Depositary Share validly tendered (and not withdrawn) and accepted for exchange in the Series D Offer.

     The Series D Trust will accept for exchange Series D 7.92% Depositary Shares validly tendered and not withdrawn, up to the maximum number of shares set forth above, upon the terms and subject to the conditions of the Series D Offer. We are the holder of record of Series D 7.92% Depositary Shares held for your account. A tender of such Series D 7.92% Depositary Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal relating to the Series D 7.92% Depositary Shares is furnished to you for your information only and cannot be used by you to tender Series D 7.92% Depositary Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Series D 7.92% Depositary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the applicable Letter of Transmittal. We also request that you designate, in the box captioned "Soliciting Tenders," any Soliciting Dealer who solicited your tender of Series D 7.92% Depositary Shares.

---------------

(SM)"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.
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     Your attention is called to the following:

     1. The Series D Offer and the related withdrawal rights expire at 12:00
Midnight, Eastern time, on                ,                          , 1997,
unless extended.

     2. Consummation of the Series D Offer is conditioned on, among other things, tenders by a sufficient number of holders of Series D 7.92% Depositary Shares such that there be at least 400 record or beneficial holders of at least 1,000,000 Series D Preferred Securities to be issued in exchange for such Series D 7.92% Depositary Shares (the "Minimum Distribution Condition"), which condition may not be waived.

     3. The Series D Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Series D Offer and not accept for exchange any Series D 7.92% Depositary Shares and promptly return all Series D 7.92% Depositary Shares upon the failure of any of the conditions specified above and in "The Offers -- Conditions To The Offers" in the Prospectus, (ii) waive any condition to the Series D Offer (other than the Minimum Distribution Condition) and accept all Series D 7.92% Depositary Shares previously tendered, subject to the maximum number of shares set forth above, pursuant to the Series D Offer, (iii) extend the Expiration Date of the Series D Offer (the "Series D Expiration Date") and retain all Series D 7.92% Depositary Shares tendered pursuant to such Series D Offer until the Series D Expiration Date, subject, however, to all withdrawal rights of holders (see "The Offers -- Withdrawal of Tenders" in the Prospectus), (iv) amend the terms of the Series D Offer, (v) modify the form of the consideration to be paid pursuant to the Series D Offer, or (vi) not accept for exchange Series D 7.92% Depositary Shares at any time on or prior to the Series D Expiration Date, for any reason, including, without limitation, if fewer than 100,000 Series D 7.92% Depositary Shares would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Series D Offer will apply to all Series D 7.92% Depositary Shares tendered pursuant to the Series D Offer. The minimum period during which the Series D Offer must remain open following material changes in the terms of the Series D Offer or the information concerning the Series D Offer, other than a change in the amount of Series D 7.92% Depositary Shares sought for exchange or an increase or decrease in the consideration offered to holders of Series D 7.92% Depositary Shares, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offers -- Expiration Dates; Extensions; Amendments; Termination" in the Prospectus.

     4. Tendering stockholders will not pay brokerage fees or commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal relating to the Series D 7.92% Depositary Shares, any stock transfer taxes applicable to the exchange of Series D 7.92% Depositary Shares pursuant to the Series D Offer.

     Please note that a Question and Answer pamphlet regarding the Series D Preferred Securities is enclosed for your information.

     If you wish to have us tender any or all of your Series D 7.92% Depositary Shares, please instruct us by completing, executing, detaching and returning to us the detachable portion hereof captioned "Instructions With Respect to the Series D Offer." An envelope to return your instructions to us is enclosed. If you authorize the tender of your Series D 7.92% Depositary Shares, all such Series D 7.92% Depositary Shares will be tendered unless otherwise specified on such instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Series D Expiration Date.

     THE SERIES D OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SERIES D 7.92% DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE SERIES D OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE SERIES D OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE SERIES D OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE SERIES D TRUST BY MERRILL LYNCH & CO., SMITH BARNEY INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                                        2
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                INSTRUCTIONS WITH RESPECT TO THE SERIES D OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus dated                          , 1997 and the Letter of Transmittal
relating to the Series D 7.92% Depositary Shares in connection with the Series D Offer by the Series D Trust to exchange its Series D Preferred Securities for up to 5,462,917 Series D 7.92% Depositary Shares of General Motors that are validly tendered and accepted for exchange. Pursuant to the Series D Offer, exchanges will be made on the basis of one Series D Preferred Security for each Series D 7.92% Depositary Share validly tendered and accepted for exchange in the Series D Offer.

     This will instruct you to tender the number of Series D 7.92% Depositary Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal relating to the Series D 7.92% Depositary Shares.

     By checking this box, all Series D 7.92% Depositary Shares held by you for our account, including fractional shares, will be tendered in the Series D Offer. If fewer than all Series D 7.92% Depositary Shares are to be tendered, we have checked the box below and indicated the aggregate number of Series D 7.92% Depositary Shares to be tendered by you.

------------------------------ shares(2)

                                   SIGN HERE

Signature(s):

Name(s):

Address(es):
Social Security or Taxpayer ID No(s).:
Dated:

                                (SEE OTHER SIDE)

---------------

     2 Unless otherwise indicated, it will be assumed that all such Series D
       7.92% Depositary Shares are to be tendered.

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            PLEASE DESIGNATE IN THE BOX BELOW ANY SOLICITING DEALER
                           WHO SOLICITED YOUR TENDER.
--------------------------------------------------------------------------------

                               SOLICITED TENDERS

   The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

   Name of Firm:
                                 (PLEASE PRINT)

   Name of Individual Broker
   or Financial Consultant:

   Identification Number (if known):

   Address:

                               (INCLUDE ZIP CODE)

                                   SIGN HERE

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